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                                                                    EXHIBIT 99.1

[AH LOGO]
     ARLINGTON HOSPITALITY, INC.
     2355 South Arlington Heights Road - Suite 400 - Arlington Heights, IL 60005 847-228-5400 Fax: 847-228-5409 www.arlingtonhospitality.com



For Immediate Release
CONTACT:                                             MEDIA CONTACT:
James B. Dale, Chief Financial Officer               Jerry Daly or Carol McCune
847-228-5401 x 361                                   703-435-6293
jimdale@arlingtonhospitality.com                     jerry@dalygray.com


          ARLINGTON HOSPITALITY, INC. ANNOUNCES SEPTEMBER 2004 RESULTS

          BREAKS GROUND ON NEW HOTEL CONSTRUCTION IN LANSING, MICHIGAN


         ARLINGTON HEIGHTS, Ill., October 12, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced September 2004 same-room operating results for the AmeriHost Inn hotels in which the company has an ownership interest, and the sale of one hotel in September. In addition, the company began construction on an 82-room AmeriHost Inn & Suites hotel in Lansing, Mich., for a joint venture in which the company is a partner. This hotel utilizes the company's latest prototype and is the first hotel to begin construction under the new strategic business plan, which focuses on building larger hotels in secondary markets.

SEPTEMBER RESULTS

         Same-room revenue per available room (RevPAR) in September 2004 increased 5.9 percent to $35.20, compared to September 2003. Occupancy increased
4.7 percent to 59.8 percent, while average daily rate (ADR) increased 1.1 percent to $58.87. The September 2004 same-room results include 48 AmeriHost Inn hotels, which have been opened for at least 13 months. The increase in RevPAR was due in part to the timing of the Labor Day holiday weekend. In 2003, this holiday weekend was in August, and in 2004, this weekend was in September.

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
                                             One Month       Three Months       Nine Months     Twelve Months
                                               Ended            Ended             Ended             Ended
                                           September 30      September 30     September 30      September 30
                                           ------------      ------------     ------------      ------------
    Occupancy - 2004                            59.8%             63.7%             57.9%            56.2%
    Occupancy - 2003                            57.1%             64.0%             57.2%            55.6%
    Increase (decrease)                          4.7%             (0.5%)             1.2%             1.1%

    Average Daily Rate - 2004                 $58.87            $59.88            $57.73           $57.44
    Average Daily Rate - 2003                 $58.22            $59.26            $57.18           $56.94
    Increase (decrease)                          1.1%              1.0%              1.0%             0.9%

    RevPAR - 2004                             $35.20            $38.13            $33.42           $32.31
    RevPAR - 2003                             $33.23            $37.95            $32.72           $31.69
    Increase (decrease)                          5.9%              0.5%              2.6%             2.3%

         According to Smith Travel Research, preliminary results for September 2004 indicate that RevPAR for the midscale without food and beverage segment of the lodging industry increased 11 percent to 13 percent, compared to September 2003. Most of the company's hotels are concentrated in the Midwest, including Ohio, Michigan and Illinois, where the lodging industry is recovering at a much slower rate than the rest of the country, according to Smith Travel Research.

SALES ACTIVITY

         The company sold one wholly owned non-AmeriHost Inn hotel in September 2004. The revenue and profit/loss from the sale of hotels, as well as the reduction of debt, will be reported in the company's financial statements during the quarter in which the sale transactions close. For the third quarter, the company sold two wholly owned AmeriHost Inn hotels and two wholly owned non-AmeriHost Inn hotels. In addition, one leased AmeriHost Inn hotel was sold by the landlord during the third quarter of 2004. The lease for this hotel was simultaneously terminated upon the closing of the sale.

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         Year to date, including these sales, the company has sold eight wholly owned AmeriHost Inn hotels, sold two wholly owned non-AmeriHost Inn hotels, facilitated the sale of one non-AmeriHost Inn hotel owned by a joint venture, and facilitated the sale of one leased AmeriHost Inn hotel on behalf of the landlord.

         The company currently has five hotels under contract for sale, including one leased hotel, which are expected to be consummated within the next six months. When the company has hotels under contract for sale, even with nonrefundable cash deposits in certain cases, certain conditions to closing remain, and there can be no assurance that these sales will be consummated as anticipated.

HOTEL DEVELOPMENT ACTIVITY

         Arlington Hospitality also provides turnkey hotel development services for new construction hotel projects, including AmeriHost Inn hotels.

         During September, the company broke ground on an AmeriHost Inn & Suites hotel in Lansing, Mich. for a joint venture in which it is a partner. The three-story hotel will feature 82 guest rooms, including 11 suites. This newest prototype, designed for secondary and larger markets, features an expanded meeting room, a two-story lobby, an indoor swimming pool area with a whirlpool spa and exercise facilities, and a dedicated breakfast room. Guests will also enjoy high-speed Internet access, a business center, and a sundry shop.

         Jerry H. Herman, president and CEO commented, "The Lansing project represents the cornerstone of our strategic growth plan to develop larger hotels in secondary markets for joint ventures. The Lansing market is ideally suited for our new prototype design and will set the example for future hotel development projects for Arlington Hospitality and its joint venture

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partners. This hotel will contain approximately 35 percent more guest rooms than most of the company's existing AmeriHost Inn hotels, with significantly enhanced public areas. The new design elements are critical as we focus on larger markets."

         The lead investor in this development is Hyatt Johnson Ventures, LLC. Project and long-term mortgage financing is being provided by Irwin Union Bank and Northpointe Bank, both local to the Lansing area. Urban 2000 Corp., and its principals H. Andrew Torchia and Richard A. D'Onofrio, who were Arlington Hospitality's original founders, also performed consulting services in connection with the formation and capitalization of the joint venture. Since Urban 2000 and its principals are significant shareholders of the company, the terms of the consulting services were reviewed and approved by the company's Governance/Nominating Committee. Arlington Hospitality has been contracted to construct and manage the day-to-day operations of the new AmeriHost Inn & Suites for the joint venture.

         The company has several other projects in the pre-construction development stage. The sales and development activities set forth above do not represent guidance on, or forecasts of, the results of the company's entire consolidated operations, which are reported on a quarterly basis.

         For more information regarding Arlington's hotels for sale and development opportunities either on a joint venture or turnkey basis, contact Stephen Miller, Senior Vice President - Real Estate and Business Development via email at stevem@arlingtonhospitality.com, or by telephone at (847) 228-5401, ext. 312.

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ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 106-property mid-market, limited-service hotel brand owned and presently franchised in 20 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 53 properties in 15 states, including 49 AmeriHost Inn hotels, for a total of 3,836 rooms, with additional AmeriHost Inn & Suites hotels under development.

         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, see the Company's report on Form 10-K for the year ended December 31, 2003, report on Form 10-Q for the three months ended March 31, 2004, and report on Form 10-Q for the three and six months ended June 30, 2004, under the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors."



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